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                                                                   Exhibit 10.36

January 29, 2003


Mr. Derrick Walker
Walker Racing
4035 Championship Drive
Indianapolis, IN 46268


Dear Mr. Walker:

     The purpose of this letter is to memorialize our understanding with regard to the arrangement made between your company and CART with regard to the upgrading of four (4) Honda/Reynard chassis to Ford/Reynard conversions. With regard to this upgrading, CART has agreed to pay your company Four Hundred Thousand ($400,000.00) Dollars. Two Hundred Thousand ($200,000.00) Dollars has already been paid in the form of a deposit, and Two Hundred Thousand ($200,000.00) Dollars is to be delivered on February 03, 2003.

     It is understood and agreed that this transaction will take place within the time frames herein but that the details of this transaction must be approved by the CART Board of Directors. In the event that the CART Board of Directors denies approval for this transaction, you agree that this transaction may be rescinded.

     If this meets with your approval, please execute in the space provided below.

     Thank you for your consideration.


Sincerely,
CART, Inc.                                AGREED AND ACCEPTED:


/s/ Thomas L. Carter                      /s/ Derrick Walker
--------------------------------------    --------------------------------------
Thomas L. Carter                          Walker Racing
Vice President/CFO                        By: Derrick Walker
TLC/cma